UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant          ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FUTUREFUEL CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8235 Forsyth Blvd. Suite 400

Clayton, Missouri 63105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 19, 2023

August 8, 2023

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

Notice is hereby given that the annual meeting of shareholders of FutureFuel Corp. will be held on Tuesday, September 19, 2023 at 8235 Forsyth Blvd., 6th Floor, Westward Room, Clayton, Missouri 63105 at 10:00 a.m. local time (the “Annual Meeting”), for the following purposes:

(1)	to elect three directors: Paul M. Manheim, Paul A. Novelly, II and Rose M. Sparks;

(2)	to make an advisory vote to approve the compensation of our named executive officers;

(3)	to make an advisory vote to approve the frequency of an advisory vote on the compensation of our named executive officers;

(4)	to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

(5)	to transact such other business as may properly come before the meeting.

The record date for the determination of holders of our common stock entitled to notice of and to vote at the Annual Meeting is August 1, 2023. Only shareholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment thereof. It is important that your shares be represented at this meeting to help ensure the presence of a quorum and to ensure that your shares are represented.

By Order of the Board of Directors,

/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 19, 2023.

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide our shareholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.investorvote.com/FF, which does not have “cookies” that identify visitors to the site. This notice, the proxy statement attached to this notice, our annual report to shareholders for the year ended December 31, 2022, and our report on Form 10-Q for the quarter ended March 31, 2023 are also available free of charge from the “Investors” tab of our website at www.futurefuelcorporation.com.

YOUR VOTE IS IMPORTANT, PLEASE VOTE BY TOLL-FREE CALL, VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING A PROXY CARD.

8235 FORSYTH BLVD., SUITE 400

CLAYTON, MISSOURI 63105

PROXY STATEMENT

This Proxy Statement contains information relating to the annual meeting of shareholders of FutureFuel Corp. (or the Company, we, us, or our) (the “Annual Meeting”).  Through this notice and proxy statement, our board of directors is soliciting proxies for the Annual Meeting. Our Annual Report for the year ended December 31, 2022 is also made available with this Proxy Statement, as are proxy cards and our report on Form 10-Q for the quarter ended March 31, 2023.  In addition, please refer to our most recent report on Form 10-Q for the quarter ended June 30, 2023 on our website at futurefuelcorporation.com.  These documents provide important information about our business, including annual audited financial statements.

Date, Time, and Place Information.

Date, Time, and Place of the Meeting.

The Annual Meeting will be held at 8235 Forsyth Blvd., 6th Floor, Westward Room, Clayton, Missouri 63105 on Tuesday, the 19th  day of September, 2023 at 10:00 a.m., local time, subject to adjournments or postponements.

Approximate Date on Which this Proxy Statement Is First Sent to Security Holders.

Notice of the Annual Meeting of shareholders is first being mailed to shareholders, and this Proxy Statement, the form of proxy included herein, our 2022 Annual Report and our March 31, 2023 Report on Form 10-Q are first being made available electronically to shareholders on or around August 8, 2023.  The June 30, 2023 Report on Form 10-Q are first being made available electronically from our website at futurefuelcorporation.com on or around August 8, 2023.

Shareholder Proposals for the Next Annual Meeting.

Any shareholder desiring to make a proposal to be acted upon at the 2024 annual meeting of our shareholders and to be considered for inclusion in our proxy statement and form of proxy for that annual meeting, must present such proposal to us at our principal office set forth above by July 21, 2024.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a shareholder (including business not to be considered for inclusion in our proxy statement), our bylaws provide that the shareholder must have given timely notice thereof in proper written form to our corporate secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive office, 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105, not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 20th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to our corporate secretary must set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. If a shareholder desires to submit a proposal to be acted upon at our 2024 annual meeting but not included in our proxy statement and form of proxy for that meeting, such shareholder must satisfy the advance notice provisions of our bylaws described herein.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable United States Securities and Exchange Commission (or SEC) proxy rules and the policies of the nominating/corporate governance committee of our board, particularly appendices A, B, and C of our nominating/corporate governance committee charter. A copy of our nominating/corporate governance committee charter may be found on our internet web site at https://futurefuel-corporation.ir.rdgfilings.com/wp-content/uploads/sites/34/2021/04/Nominating_Committee_Charter.pdf. In addition, a copy may be obtained free of charge through a written request to us at our principal executive office set forth above, attention corporate secretary.

Matters to Be Voted Upon.

The following matters are to be voted upon at the Annual Meeting.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our board has nominated three persons for election to our board at the Annual Meeting: Paul M. Manheim, Paul A. Novelly, II and Rose M. Sparks.

Paul M. Manheim has served on our board since 2011. Mr. Manheim is currently a non-executive director of HAL Real Estate Inc., which develops and owns a portfolio of real estate in the Pacific Northwest consisting of multi-family, office, and mixed-use assets. He was the president and chief executive officer of HAL Real Estate Inc. until September 2005. HAL Real Estate Inc. is a subsidiary of HAL Holding N.V. Mr. Manheim joined Holland America Line, N.V., the predecessor of HAL Holding N.V., an international holding company traded on the Amsterdam Stock Exchange, in 1982 and filled various positions in the financial and corporate development areas. June 2005 to 2014, Mr. Manheim was the chairman of the board of Shanghai Red Star Optical Company, which owned a portfolio of optical retail outlets in China and was affiliated with Europe’s largest optical retailer. Since 2009, Mr. Manheim has served as a director and chairman of the audit committee of World Point Terminals, Inc. and its predecessor, a Delaware company based in Missouri that, through its operating subsidiaries, owns and operates petroleum storage facilities in the United States. Mr. Manheim received a bachelor of commerce degree with honors from the University of New South Wales, Australia, and qualified as a Chartered Accountant in 1976.

Our board believes that Mr. Manheim’s experience, knowledge, skills, and expertise acquired as the president and chief executive officer at HAL Real Estate Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Manheim’s service and experience as a director for other boards, strengthens the governance and functioning of our board. Finally, Mr. Manheim’s experience as the chairman of the audit committee of World Point Terminals, Inc. and his experience as a chartered accountant add significant value to our board.

Paul A. Novelly, II has served on our board since July 2022. He serves as the Chief Executive Officer of Apex Holding Co. and its subsidiary Apex Oil Company, Inc., a privately held company based in St. Louis, Missouri, which together with its affiliates is engaged in trading, storage, marketing, and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Since May 2022, Mr. Novelly has served as a director of World Point Terminals, Inc. He has been a registered broker at Stifel, Nicolaus & Co., Inc. since 2005. He is the manager of St. Albans Global Management, LLC, which provides corporate management services and the owner and president of St. Albans Construction Company, which serves the needs of luxury custom home buyers. He also serves as a director of Apex Oil Company Charitable Foundation.

Our board believes that Mr. Novelly’s experience, knowledge, skills, and expertise, including experience acquired in management of various companies, and his knowledge of the Company and its business along with his extensive experience as a broker with national securities firms in evaluating public companies and their financial reports, add significant value to our board and the Company.

Rose M. Sparks has served on our board since 2019 and has been our principal financial officer and treasurer and principal accounting officer since 2012 and our chief financial officer since 2013. Prior to 2013, Mrs. Sparks served as the controller of FutureFuel Chemical Company since its acquisition in 2006 and has over 30 years of experience at the Batesville facility. Prior to our acquisition of FutureFuel Chemical Company, Mrs. Sparks worked for Eastman Chemical as controller at the Batesville plant. Mrs. Sparks holds a certified public accounting certificate but has elected inactive status.

Our board believes that Mrs. Sparks’ experience, knowledge, skills, and expertise acquired as controller of FutureFuel Chemical Company, and her knowledge of our operations and business strategies gained over her years of service in that role, as well as experience as a certified public accountant, add significant value to our board and the Company.

Under our certificate of incorporation, our directors are divided into three classes, serving staggered three-year terms. Mrs. Sparks and Mr. Manheim are standing for re-election. Mr. Novelly was appointed as a Class B director to fill a vacancy in 2022. Each nominee has agreed, if elected at the Annual Meeting, to serve as a Class B member of our board for a three-year term expiring in 2026, subject in each case to his earlier resignation, removal or death.

The persons named as attorneys-in-fact in the shareholder proxy card electronically available at www.investorvote.com/FF will vote for the election of the nominees listed above as directors, unless authority to so vote is withheld. Although our board expects that the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, shares of our common stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying shareholder proxy card.

The names of the nominees for election and the other continuing members of our board, and certain other information with respect to such persons, are set forth below.

Nominees for Election as a Class B Director for a Three-Year Term Expiring in 2026

Name, Age, and Positions with the Company	Director of the Company Since
Paul M. Manheim, 74; Director	2011
Paul A. Novelly, II, 56; Director	2022
Rose M. Sparks, 56; Director, Principal Financial Officer and Chief Financial Officer of the Company	2019

Continuing Directors

Name, Age, and Positions with the Company	Class	Term Expiring	Director of the Company Since

Donald C. Bedell, 81. Mr. Bedell has been a member of our board since February 26, 2008.	A	2025	2008

Terrance C.Z. Egger, 65. Mr. Egger has been a member of our board since August 27, 2015.	A	2025	2015

Ron J. Kuszewski, 63. Mr. Kuszewski has been a member of our board since July 8, 2022.	A	2025	2022

Dale E. Cole, 74. Mr. Cole has been a member of our board since August 27, 2015.	C	2024	2015

Alain J. Louvel, 77. Mr. Louvel has been a member of our board since September 6, 2018.	C	2024	2018

Paul A. Novelly, 79. Mr. Novelly has been our chairman and a member of our board since inception.	C	2024	2005

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

PROPOSAL TWO - ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis beginning at page 21 below and the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative.

This Proposal (often referred to as a “say-on-pay” proposal) gives our shareholders the opportunity to endorse, or not endorse, the compensation of our named executive officers. The vote on this Proposal is not intended to address any specific element of executive compensation. Further, the vote is advisory, which means that it is not binding on the Company, our board, or the compensation committee of our board. Our compensation committee, however, will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in more detail under Compensation of Directors and Executive Officers beginning at page 20 below, we seek to offer a compensation structure designed to compare favorably with our competitive peer group while taking into account the experience and responsibilities of the particular executive officer and to provide compensation incentives that promote the enhancement of shareholder value, and the total executive compensation opportunity for our executive officers is intended to create a compensation program that maximizes executive talent and rewards a high level of performance.

In light of the foregoing, we ask our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, the 2022 Summary Compensation Table, and the other related tables and narrative disclosure.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL THREE - ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also requires that shareholders be given the opportunity to vote, at least once every six years on a non-binding, advisory basis, as to how frequently the Company should seek future “say-on-pay” advisory votes on the compensation of our named executive officers. More specifically, we are asking whether our shareholders would prefer that the “say-on-pay” advisory vote occur every year, every two years, or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, our board has determined that an advisory vote on executive compensation that occurs every third year is the most appropriate alternative for us, and our board therefore recommends that you vote for a “say-on-pay” advisory vote every three years. Our board believes that an advisory vote on executive compensation every three years more closely aligns the vote with the principles of our executive compensation program, which focuses on long-term stockholder value rather than short-term goals. Accordingly, we believe stockholder feedback would be more useful if our compensation program and management’s performance is judged over an extended period of time. Moreover, an advisory vote every three years will be the most effective timeframe for us to respond to stockholder feedback and the vote results, and implement any appropriate adjustments to our executive compensation policies in light of the vote. At the 2017 annual meeting of shareholders, a triennial vote received more than 75% of the total votes cast for any of the three frequency options. A three-year interval also allows stockholders to see and evaluate our actions in response to the vote. We also recognize, however, that our shareholders may have different views as to the best approach for us, and we look forward to hearing from our shareholders as to their preferences on the frequency of the “say-on-pay” advisory vote.

Our board anticipates that the alternative that receives the highest number of votes will be the frequency for the advisory vote on our executive compensation in the future. Because the vote on the frequency of the “say-on-pay” advisory vote also is advisory, it is not binding on our board or the Company in any way. We expect, however, that our board and our compensation committee will take the outcome of the vote into account when considering the frequency of future advisory votes on executive compensation.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the following resolution.

RESOLVED, that the shareholders of the Company determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY THIRD YEAR ON THIS PROPOSAL.

PROPOSAL FOUR - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”) has been our independent registered public accounting firm since the fiscal year ending December 31, 2019. Our board seeks shareholder ratification of its appointment of RSM as our independent registered public accounting firm for the fiscal year ended December 31, 2023. A representative from RSM is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions. Additional information regarding our independent registered public accounting firm is set forth under the caption “Independent Public Accountants” beginning at page 30 below. If our shareholders do not ratify the appointment of RSM, our board will consider the selection of other auditors.

In light of the foregoing, we ask our shareholders to vote on the following resolution at the Annual Meeting.

RESOLVED, that the shareholders of the Company ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

Revocability of Proxy.

Execution and return of a proxy card will not in any way affect a shareholder’s right to attend and to vote in person at the Annual Meeting. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by: (i) filing a notice of revocation with our corporate secretary at 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105; (ii) executing and delivering a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person. A notice of revocation need not be on any specific form. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Dissenters Rights of Appraisal.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

Persons Making the Solicitation.

The solicitation in this Proxy Statement is being made by us. We will solicit proxies by mail, email or by telephone, and our directors, officers, and employees also may solicit proxies, without additional compensation, on our behalf. We will not be using any specially engaged employees or paid solicitors. All expenses incurred in this solicitation will be paid by us. Banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

None of our directors has informed us in writing that he/she intends to oppose any action intended to be taken by us at the Annual Meeting.

Interest of Certain Persons in Matters to be Acted Upon.

None of our directors, executive officers, the nominees for director, or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Voting Securities and Principal Holders Thereof.

Voting Securities.

We only have one class of voting stock outstanding, and that is our common stock. As of August 1, 2023 (the record date for the Annual Meeting), there were outstanding 43,763,243 shares of our common stock. Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the Annual Meeting.

Record Date.

Our board has fixed the close of business on August 1, 2023 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of the Annual Meeting and to attend and vote at such meeting.

No Cumulative Voting Rights.

Holders of our common stock do not have cumulative voting rights.

Security Ownership of Certain Beneficial Owners.

The following table sets forth the number and percentage of shares of our common stock owned by all persons known by us to be the beneficial owners of more than 5% of our shares of common stock as of August 1, 2023.

	Amount of	Percent of
	Beneficial	Common
Name and Address of Beneficial Owner	Ownership	Stock
Paul Anthony Novelly II (a)	17,470,100	39.9%
8235 Forsyth Blvd., 4th Floor
Clayton, MO 63105
BlackRock, Inc. (b)	4,321,618	9.9%
55 East 52nd Street
New York, NY 10055
Dimensional Fund Advisors LP (c)	2,421,597	5.5%
6300 Bee Cave Road, Building One
Austin, TX 78746

(a)

Includes 17,085,100 shares of common stock held by St. Albans Global Management, LLC and 375,000 shares of common stock held by Apex Holding Co. Mr. Novelly II is the sole manager of SAGM Holdings, LLC, which is the manager of St. Albans Global Management, LLC and the chief executive officer of Apex Holding Co., and thereby has voting and investment power over such shares and may be deemed to share beneficial ownership. Also includes 10,000 shares that may be acquired pursuant to the exercise of options awarded under the Incentive Plan.

(b)

Based solely upon an Amendment to Schedule 13G/A filed with the SEC by the listed person on January 24, 2023. According to the filing, BlackRock, Inc. filed the Schedule 13G amendment as the parent holding company or control person of Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Fund Managers, Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC with BlackRock Fund Advisors beneficially owning 5% or greater of the outstanding shares of the Company common stock. BlackRock, Inc. reported sole voting power over 4,261,696 shares and sole dispositive power over 4,321,618 shares.

(c)

Based solely upon an Amendment to Schedule 13G/A filed with the SEC by the listed person on February 10, 2023. According to the filing, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported above are owned by the Funds. Dimensional reported power to vote or to direct the vote of 2,361,468 shares and sole power to dispose or to direct the disposition of 2,421,597 shares. Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Management.

The following table sets forth information, as of August 1, 2023, regarding the beneficial ownership of our common stock by each of our directors and executive officers and the executive officers of FutureFuel Chemical Company. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them and none of such shares have been pledged as security.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Paul A. Novelly II (a)	17,470,100	39.9%
Paul A. Novelly	265,000	*
Donald C. Bedell (b)	87,950	*
Rose M. Sparks (c)	24,283	*
Tom McKinlay(d)	24,000	*
Paul M. Manheim	13,103	*
Alain J. Louvel(c)	10,000	*
Ron J. Krusweski(c)	10,000	*
Terrance C.Z. Egger	4,895	*
Dale E. Cole	2,516	*
Kyle Gaither	1,161	*
All directors and executive officers	17,913,008	40.9%
*	Denotes an ownership percentage of less than 1%.
(a)

Includes 17,085,100 shares of common stock held by St. Albans Global Management, LLC and 375,000 shares of common stock held by Apex Holding Co. Mr. Novelly II is the sole manager of SAGM Holdings, LLC, which is the manager of St. Albans Global Management, LLC, and the chief executive officer of Apex Holding Co. and thereby has voting and investment power over such shares and may be deemed to share beneficial ownership. Includes 10,000 shares that may be acquired pursuant to the exercise of options awarded under the Incentive Plan.

(b)

Includes 2,500 shares of common stock owned by the Alexandra Nicole Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 2,553 shares of common stock owned by the Ashlyn Tate Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 2,500 shares of common stock owned by the Hailey Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 86,197 shares of our common stock held by the Africa Exempt Trust, of which Mr. Bedell is a beneficiary. Includes 200 shares of common stock owned by the Charlie Cash Bedell Trust, a trust established by Mr. Bedell for his grandson as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust.

(c)	Includes 10,000 shares that may be acquired pursuant to the exercise of options awarded under the Incentive Plan.
(d)	Includes 4,000 shares that may be acquired pursuant to the exercise of options awarded under the Incentive Plan.

Change in Control.

We are not aware of any arrangement (including any pledge by any person of any of our securities) the operation of which may at a date subsequent to the date of this Proxy Statement result in a change in control of us. Further, we are not aware that a change in control of us has occurred since the beginning of our last fiscal year.

Directors and Executive Officers.

Material Proceedings.

No director, officer, or affiliate of us, no owner of record or beneficially of more than five percent of any class of our voting securities, and no associate of any such director, officer, affiliate, or owner is a party in any material proceeding adverse to us or to any of our subsidiaries.

Directors, Executive Officers, Promoters, and Control Persons.

Identification of Directors.

Our current directors are as follows:

Name	Age	Director Since	Term Expires
Paul A. Novelly, Chairman	79	2005	2024
Donald C. Bedell	81	2008	2025
Paul M. Manheim (a)	74	2011	2023
Dale E. Cole	74	2015	2024
Terrance C.Z. Egger	65	2015	2025
Alain J. Louvel	77	2018	2024
Rose M. Sparks (a)	56	2019	2023
Paul A. Novelly, II (a)	56	2022	2023
Ron J. Kuszewski	64	2022	2025

(a)	Nominated for re-election at the Annual Meeting.

In 2022 and in connection with the Company’s plan for an orderly transition of the Company’s senior management, Paul A. Novelly, II and Ronald J. Kruszewski were appointed to serve as directors and Tom McKinlay was appointed as Chief Executive Officer following Paul A. Novelly’s retirement as Chief Executive Officer. There is no arrangement or understanding between any of the above directors and any other person pursuant to which such person was or is to be selected as a director.

On April 8, 2022, Jeffrey L. Schwartz resigned from the board of directors and each committee thereof. Mr. Schwartz’s decision to resign was solely for personal reasons. During 2021 and until his resignation, Mr. Schwartz was a member of our nominating/corporate governance committee.

Identification of Executive Officers.

The current executive officers of the Company are as follows:

			Officer
Name	Position	Age	Since
Tom McKinlay (a)	Chief Executive Officer	60	2017
Rose M. Sparks	Principal Financial Officer and Chief Financial Officer	56	2012
Charles W. Lyon	Chief Commercial Officer	62	2021
Kyle Gaither (b)	Chief Operations Officer	55	2023

(a)	Mr. McKinlay was appointed Chief Executive Officer on July 31, 2022 upon Mr. Novelly’s retirement in connection with planning for an orderly transition of the Company’s senior management.
(b)	Mr. Gaither was appointed Chief Operations Officer effective February 9, 2023. Prior to such appointment, Tom McKinlay served in this role.

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

Family Relationships.

Paul A. Novelly, II is the son of Paul A. Novelly, chairman of our board. There are no other family relationship between any of our executive officers and directors.

Business Experience of Our Directors and Executive Officers.

Paul A. Novelly has been our chairman of the board since inception and served as our chief executive officer from January 2013 to July 2022. Mr. Novelly is the former chairman and chief executive officer of Apex Oil Company, Inc., a privately-held company based in St. Louis, Missouri engaged in the trading, storage, marketing, and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly has also served as president and a director of AIC Limited, a Bermuda-based oil trading company, a director and the chairman of World Point Terminals, Inc., a Delaware company based in Missouri that, through its operating subsidiaries, owns and operates petroleum storage facilities in the United States, and chief executive officer of St. Albans Global Management, LLC, which provides corporate management services. In the past six years, Mr. Novelly was a director of WPT GP, LLC, a wholly owned subsidiary of World Point Terminals, Inc. and general partner of World Point Terminals, LP. World Point Terminals, LP was a publicly traded master limited partnership listed on the New York Stock Exchange until July 2017. He currently serves on the board of directors at FCB Financial Holdings, Inc., a holding company whose material subsidiary is Florida Community Bank. Mr. Novelly previously served on the board of directors of Boss Holdings, Inc., a distributor of work gloves, boots and rainwear, and other consumer products, and World Point Terminals, Inc., a Canadian and Toronto Stock Exchange company and the predecessor to World Point Terminals, Inc.

Our board believes that Mr. Novelly’s experience, knowledge, skills, and expertise as our chairman since 2005 and his knowledge of our operations and effectiveness of our business strategies provide valuable perspective to our board and add significant value. Additionally, Mr. Novelly’s past experience as the chief executive officer of Apex Oil Company, Inc., AIC Limited, St. Albans Global Management, LLC, and WPT GP, LLC and as the chairman of World Point Terminals, Inc., as well as a number of executive positions with other oil refining, terminalling, storage, and transportation companies, are integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Novelly’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Donald C. Bedell has been a member of our board since 2008. Mr. Bedell is chairman of the board of privately held Castle Partners and its affiliates, based in Sikeston, Missouri, which operate over 35 skilled nursing, health care, pharmaceutical, hospice, and therapy facilities throughout Missouri and other states. Mr. Bedell is a director of First Community Bank of Batesville, Arkansas and is a member of the executive committee of such bank and its holding company. He is also a director of World Point Terminals, Inc., a Delaware company based in Missouri that, through its operating subsidiaries, owns and operates petroleum storage facilities in the United States. In the past six years, Mr. Bedell has served on the board of directors of World Point Terminals Inc., a Canadian and Toronto Stock Exchange predecessor to World Point Terminals, Inc.

Our board believes that Mr. Bedell’s experience, knowledge, skills, and expertise acquired as the chairman at Castle Partners, including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Bedell’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Paul M. Manheim has served on our board since 2011. Mr. Manheim is currently a non-executive director of HAL Real Estate Inc., which develops and owns a portfolio of real estate in the Pacific Northwest consisting of multi-family, office, and mixed-use assets. He was the president and chief executive officer of HAL Real Estate Inc. until September 2005. HAL Real Estate Inc. is a subsidiary of HAL Holding N.V. Mr. Manheim joined Holland America Line, N.V., the predecessor of HAL Holding N.V., an international holding company traded on the Amsterdam Stock Exchange, in 1982 and filled various positions in the financial and corporate development areas. June 2005 to 2014, Mr. Manheim was the chairman of the board of Shanghai Red Star Optical Company, which owned a portfolio of optical retail outlets in China and was affiliated with Europe’s largest optical retailer. Since 2009, Mr. Manheim has served as a director and chairman of the audit committee of World Point Terminals, Inc. and its predecessor, a Delaware company based in Missouri that, through its operating subsidiaries, owns and operates petroleum storage facilities in the United States. Mr. Manheim received a bachelor of commerce degree with honors from the University of New South Wales, Australia, and qualified as a Chartered Accountant in 1976.

Our board believes that Mr. Manheim’s experience, knowledge, skills, and expertise acquired as the president and chief executive officer at HAL Real Estate Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Manheim’s service and experience as a director for other boards, strengthens the governance and functioning of our board. Finally, Mr. Manheim’s experience as the chairman of the audit committee of World Point Terminals, Inc. and his experience as a chartered accountant add significant value to our board.

Dale E. Cole has served on our board since 2015 and is a graduate of the University of Texas at Austin with an undergraduate degree in business and finance and the Graduate School of Banking at Louisiana State University. Mr. Cole’s career in banking began in 1974 with Texas Bank and Trust Company in Dallas, TX. He then worked with First National Bank in Marshal, TX, and became President of Banc Texas McKinney in McKinney, TX in 1983. In 1988, Mr. Cole became Chairman and CEO of Worthen Banking Corporation, with two banks in Batesville and Newark, AR. Mr. Cole founded First Community Bank in 1997. He currently serves as Chairman and CEO of First Community Bank and its holding company. Mr. Cole previously served on the Board of Trustees of the Barret School of Banking in Memphis, TN, the Board of Visitors of the University of Arkansas Community College in Batesville, AR, the Board of the Chamber of Commerce, Economic Development Foundation in Batesville, AR, Lyon College Advisory Counsel, and the board of White River Medical Center in Batesville, AR. Mr. Cole previously also served on the board of Lyon College in Batesville. As of December 31, 2020, First Community Bank had 26 branch locations in Northeast Arkansas and Southwest Missouri and maintained assets of over $2.4 billion.

Mr. Cole’s extensive career in banking built in him a strong foundation in business, regulatory environments, and corporate governance. Having served on numerous committees throughout his career, including compensation, trust, executive, asset/liability, investment, and many others, Mr. Cole’s well-rounded experience and exposure in banking and regulatory environments will strengthen the governance function of our board. Additionally, Mr. Cole’s service and experience as chairman for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Terrance C.Z. (Terry) Egger has served on our board since August 2015. He retired as the publisher and CEO of Philadelphia Media Network, parent company of the Philadelphia Inquirer, the Philadelphia Daily News and Philly.com, that region’s largest news company, in which capacity he oversaw all operations of the newspaper and its affiliates. Prior to August 2015, Mr. Egger served as president and CEO of the Cleveland 2016 Host Committee, Inc., where he led the successful effort for the City of Cleveland to host the 2016 Republican National Convention. In 2013, Mr. Egger had retired as chairman of The Plain Dealer Publishing Co. in Cleveland, parent company of the The Plain Dealer, Ohio's largest paper, where he had served in several executive capacities from 2006. From 1996 to 2006, Mr. Egger was the president and publisher of the St. Louis Post-Dispatch, where he supervised all operations, including its website STLtoday.com and Suburban Journals of Greater St. Louis. Terry started his newspaper career managing marketing and advertising for papers in Los Angeles, California and Tucson, Arizona. Mr. Egger is a member of the Board of Directors of Medical Mutual of Ohio and a member of the Board of Trustees of the Cleveland Clinic Foundation. He has a bachelor's degree from Augustana College and a master's degree in speech communication from San Diego State University.

Our board believes that Mr. Egger’s experience, knowledge, skills, and expertise, including experience and understanding of business strategy, development, supervision, operations and management add significant value to our board. Additionally, Mr. Egger’s service and experience on other boards, strengthens the governance and functioning of our board.

Paul A. Novelly, II serves as the Chief Executive Officer of Apex Holding Co. and its subsidiary Apex Oil Company, Inc., a privately held company based in St. Louis, Missouri, which together with its affiliates is engaged in trading, storage, marketing, and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Since May 2022, Mr. Novelly has served as a director of World Point Terminals, Inc. He has been a registered broker at Stifel, Nicolaus & Co., Inc. since 2005. The is also the manager of St. Albans Global Management, LLC, which provides corporate management services and the owner and president of St. Albans Construction Company, which serves the needs of luxury custom home buyers. He also serves as a director of Apex Oil Company Charitable Foundation.

Our board believes that Mr. Novelly’s experience, knowledge, skills, and expertise acquired in management of various companies, and his knowledge of the Company and its business, along with his extensive experience as a broker with national securities firms in evaluating public companies and their financial reports, add significant value to the Company.

Alain J. Louvel, after receiving an MBA from Columbia University and a Master’s in Economics and Political Sciences degree from the Paris University, began his professional career in 1970 as an advisor to the Department of Industry and Trade of the Quebec Government.

In 1972, he joined Bank Paribas and for the next 33 years held numerous positions with Bank Paribas in France, Canada and the United States. From 1985 on, for a period of 10 years, he was responsible for the bank's energy, commodity and derivative activities, first in New York covering the Americas until 1991, and then in the Paris head office as global head. In 1996, Mr. Louvel returned to New York as the bank's head of territory for the Americas and completed his banking career as head of Risk Management Americas, with overall responsibilities over credit, market, counterparty and operational risk for the combined operations of Bank Paribas and BNP following the merger that formed BNP Paribas, until his retirement from the bank in 2007.

Mr. Louvel currently serves as a director and/or member of the Audit Committee of Great West Life Insurance and Annuity, Putnam Investments LLC, and Mountain Asset Management LLC. He is also a trustee of the French Institute Alliance Francaise and a French Foreign Trade Counselor. Mr. Louvel previously served on the board of directors of World Point Terminals Inc., predecessor to World Point Terminals, LP’s parent and a Canadian and Toronto Stock Exchange company prior to June 2010.

Our board believes that Mr. Louvel’s experience, knowledge, skills, and expertise acquired in international banking and finance, including experience and understanding of business strategy related to energy, commodities and derivatives, add significant value to our board. Additionally, Mr. Louvel’s service and experience as a director for other boards both international and domestic, including involvement as a member of other audit committees, strengthens the governance and functioning of our board.

Ronald J. Kruszewski has served on our board since July 2022. He is Chairman of the Board and Chief Executive Officer of Stifel Financial Corp. and its principal subsidiary, Stifel, Nicolaus & Company, Incorporated. He joined the firm as Chief Executive Officer in 1997 and was named Chairman in 2001. Mr. Kruszewski is the current Chairman of the American Securities Association (ASA) and serves on the Board of Directors of the Securities Industry and Financial Markets Association (SIFMA). From 2014 through 2019, he served on the Federal Advisory Council of the St. Louis Federal Reserve Board of Directors. Additionally, he serves on the Board of Trustees for both Saint Louis University and the U.S. Ski and Snowboard Team Foundation.

Our board believes that Mr. Kruszewski’s extensive managerial and leadership experience in the financial services industry in addition to a comprehensive understanding and knowledge of public companies’ day-to-day operations and strategy add significant value to our board.

Rose M. Sparks has served on our board since 2019 and has been our principal financial officer and treasurer and principal accounting officer since 2012 and our chief financial officer since 2013. Prior to 2013, Mrs. Sparks served as the controller of FutureFuel Chemical Company since its acquisition in 2006 and has over 30 years of experience at the Batesville facility. Prior to our acquisition of FutureFuel Chemical Company, Mrs. Sparks worked for Eastman Chemical as controller at the Batesville plant. Mrs. Sparks holds a certified public accounting certificate but has elected inactive status.

Our board believes that Mrs. Sparks’ experience, knowledge, skills, and expertise acquired as controller of FutureFuel Chemical Company, and her knowledge of our operations and business strategies gained over her years of service in that role, as well as experience as a certified public accountant, add significant value to our board and the Company.

Tom McKinlay became the Company and FutureFuel Chemical Company’s Chief Executive Officer in July 2022 and Chief Operating Officer in January 2017. Mr. McKinlay is a Chemical Engineer and business operations executive with over 30 years of global experience in the oil and gas industry. He has extensive experience in the oil and gas industry on both sides of the Atlantic. This includes responsibility for large scale refining and trading operations; midstream assets; renewables production and trading; retail; contract negotiation; and mergers and acquisitions.

For over two years prior to his hire by the Company, Mr. McKinlay was the owner and president of Gilrita Consulting Limited, a UK based independent downstream consultancy firm. Prior to Gilrita Consulting Limited, he was Executive Vice President of Murphy Oil Corporation for more than three years, a role which latterly incorporated the role of Managing Director of Murco Petroleum Limited, a UK based oil refining company. Mr. McKinlay was employed for approximately six years by Murphy Oil where he became Executive Vice President of Worldwide Downstream Operations. Mr. McKinlay received a bachelor of science in chemical engineering (with honors) from the University of Strathclyde in Glasgow, UK in 1985.

Our board believes the experience, knowledge, skills, and expertise Mr. McKinlay acquired in his past roles in operations add significant, strategic value to the Company. Additionally, Mr. McKinlay’s experience with large scale production and trading provides the company with significant understanding in the regional and global biodiesel industry.

Charles W. Lyon was appointed as our chief commercial officer in February 2023. Mr. Lyon was previously hired as Senior Vice President of Strategy and Planning at FutureFuel Chemical Company, a wholly owned subsidiary of the Company, in September 2021. In his new capacity, Mr. Lyon will lead the Company in sales, marketing, and technology and develop and implement a business growth strategy for custom chemicals, specialty chemicals, and biodiesel products. Mr. Lyon is a global business executive with over 25 years of international business experience in over 30 countries in the industrial chemical and specialty chemical industries. He has extensive experience in establishing and growing specialty chemicals businesses, especially in the Americas and Asia Pacific regions. Mr. Lyon received a BS in Chemical Engineering and a MS in Engineering Management, both from the University of Missouri in Rolla (now Missouri University of Science and Technology).

Prior to joining FutureFuel Chemical Company, Mr. Lyon was employed by Prefere Resins, where he was Business Director for the Americas and Asia. Prior to Prefere, and for fifteen years, he was Business Director, Americas and Asia, for INEOS Melamines, a unit of INEOS. There, he was highly engaged in leading business growth in Asia, established the business’ first commercial entity in Singapore, and the first manufacturing capability in the region with a strategic alliance in Indonesia. Before that, Mr. Lyon served as a regional and global business manager for the Specialty Resins business of UCB and Solutia Inc., where he was responsible for implementing growth strategies for products serving the automotive OEM and other high-performance coatings markets. Mr. Lyon started his career with Monsanto Company, and held management positions in engineering, manufacturing, and global product management serving numerous specialty market segments including detergents, tire and rubber chemicals, pharma intermediates, and agricultural products.

Our board believes the experience, knowledge, skills, and expertise Mr. Lyon acquired in his past roles in leadership of specialty chemicals businesses add significant, strategic value to the Company. Additionally, Mr. Lyon’s experience with business growth in multiple specialty chemicals segments provides the Company with significant understanding of the domestic and global chemical industry.

Kyle Gaither was appointed as our chief operations officer in February 2023. Mr. Gaither has worked for FutureFuel Chemical Company and its predecessor, Eastman Kodak Company, for over 30 years. Prior to being appointed General Manager in January 2018, he served as Superintendent of Operations and in various other management roles for FutureFuel Chemical Company. Mr. Gaither holds a Bachelor’s of Science degree in chemical engineering from the University of Arkansas.

Transactions with Related Persons.

From time to time, we may sell to Apex Oil Company, Inc. and/or its affiliates biofuels (including biodiesel) produced by us, and Apex Oil Company, Inc. and/or its affiliates may sell to us, or we may sell to them, diesel fuel, gasoline, natural gas, and other petroleum products in our biofuels business. Such sales will be at then posted prices for comparable products plus or minus applicable geographical differentials. We also may reimburse Apex Oil Company, Inc. for certain legal, trading and administrative services. The dollar amounts of such transactions and other related party transactions are detailed in Note 20 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

Review, Approval, or Ratification of Transactions with Related Persons.

Any transaction in which we (or one of our subsidiaries) are a participant, the amount involved exceeds the lesser of $120,000 or 1% of our net income, total assets, or total capital, and in which any party related to us has or will have a direct or indirect material interest must be approved by a majority of the disinterested members of our board of directors as fair to us and our shareholders. This policy was adopted by our board on January 8, 2007 and amended on February 2, 2011, and can be found through the “Investor Relations - Corporate Governance” section of our website (https://futurefuel-corporation.ir.rdgfilings.com/corporate-governance/). All of the agreements described above under the caption “Transactions with Related Persons” and in Note 20 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 have been approved by a majority of the disinterested members of our board of directors.

In addition, we adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for our directors, officers, and employees and the directors, officers, and employees of our subsidiaries. This Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of this Code to appropriate persons identified in this Code; and (v) accountability for adherence to this Code. This Code was adopted by our board on November 30, 2005 and was amended on February 3, 2011 and January 1, 2016, is in writing, and can be found through the “Investor Relations - Corporate Governance” section of our website (https://futurefuel-corporation.ir.rdgfilings.com/corporate-governance/). Each of the transactions described above under the caption “Transactions with Related Persons” and in Note 20 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 was undertaken in compliance with our Code of Business Conduct and Ethics and approved by a majority of the disinterested members of our board of directors.

Standing Audit Committee.

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and have adopted an audit committee charter. A copy of this audit committee charter has been posted on our website and may be accessed at http://futurefuelcorporation.gcs-web.com/corporate-governance. The current members of the audit committee are as follows:

Dale E. Cole

Terrance C.Z. Egger

Alain J. Louvel

Paul M. Manheim (Chair)

Audit Committee Financial Expert.

Our board of directors determined that each member of our audit committee is an audit committee financial expert. Each such member of our audit committee is independent, as independence for audit committee members is defined in the listing standards applicable to us.

Board Leadership Structure and Role in Risk Oversight.

Board Leadership Structure.

We have a board currently comprised of nine members. Our chairman is Paul A. Novelly. Our chairman works with management and other committees of our board regarding strategies, risks, opportunities, and other matters.

The remaining members of our board except for Mrs. Sparks and Paul A. Novelly, II are independent as described below, and these independent members comprise the membership of our board’s audit committee, nominating/corporate governance committee, and compensation committee. We have not designated any of these individuals as a lead independent director.

Role in Risk Oversight.

Our board as a whole is ultimately responsible for our risk management oversight. Our board is assisted by its committees, including our audit committee and compensation committee, whose duties are described in more detail below.

The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to our board or to committees of our board, and the related board or committee discussions and decisions. The committees of our board report to our board about their meetings.

Our chief executive officer addresses risk matters at regular and special board meetings. In addition, other members of senior management regularly provide reports directly to our board. Finally, our audit committee works closely with our independent registered public accounting firm in their review of risk and controls.

Corporate Governance/Director Independence.

Our board has adopted corporate governance guidelines which incorporate certain rules of the SEC and U.S. securities exchanges for use by our board when determining director independence. These guidelines include the Company’s Corporate Governance Guidelines, Policy for Approving Transactions with Related Parties, and Insider Trading Policy, copies of which may be found on our website at https://futurefuel-corporation.ir.rdgfilings.com/corporate-governance/. Our board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with us, including the potential for conflicts of interest, when determining director independence.

The nominating/corporate governance committee of our board evaluates each incumbent director and all new director nominees based on applicable law, regulations, and rules and makes a recommendation to the full board as to the independence of directors and director nominees. Our board has determined that, of the nine current members of the board, the following six directors have no disqualifying relationships with us or our subsidiaries and are, therefore, independent: Donald C. Bedell, Paul M. Manheim, Dale E. Cole, Terrance C.Z. Egger, Ronald J. Kruszewski, and Alain J. Louvel. In 2022, each of our board’s compensation, audit, and nominating/corporate governance committees was comprised of directors who were independent under such definitions. Our nominating/corporate governance committee has determined that, if elected, Mr. Manheim will qualify as an independent director under the applicable SEC and stock exchange regulations. Accordingly, if the proposed slate of nominees is elected, our board will continue to maintain a majority of independent directors. The guidelines referenced above, as well as other corporate governance initiatives adopted by us, are also available to any shareholder free of charge upon request to our corporate secretary at our principal executive office set forth above.

Our independent directors meet in executive sessions (without our management) generally before or after meetings of the directors, and will meet more often as the need arises. None of our non-management directors presides at meetings of our non-management directors, rather, a chairman is chosen at the beginning of each meeting.

Any interested party (and not just our shareholders) may make their concerns known to our non-management directors through our website at https://futurefuelcorporation.com/contact-us/. Please indicate that the message is for our non-management directors, and the message will be provided to them.

Hedging and Pledging

Per our insider trading policy, which can be found https://futurefuel-corporation.ir.rdgfilings.com/wp-content/uploads/sites/34/2021/04/Insider_Trading_Policy.pdf, our and our subsidiaries’ employees, officers, and directors, are prohibited from engaging in transactions in publicly traded Company puts, calls, or other derivative securities, on an exchange or in any other organized market. Additionally, certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts are strongly discouraged by the Company and any employee, officer, or director wishing to enter into such an arrangement must first pre-clear the proposed transaction with our board at least two weeks prior to entering into any such arrangement. The Company may withhold its consent to any such transaction in its sole discretion.

Further, our employees, officers, and directors are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where an employee, officer, or director wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any employee, officer or director who wishes to pledge Company securities as collateral for a loan must submit a request for approval to our board at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Board Meetings and Committees; Annual Meeting Attendance.

Directors are expected to attend all meetings of our board and assigned committee meetings. Our board held five formal meetings during 2022 and took two actions by unanimous written consent in lieu of a meeting. All meetings were attended by all directors. Our directors are not required to attend annual shareholder meetings. The 2022 annual meeting of our shareholders was held on September 22, 2022, and no directors attended such annual shareholder meeting.

Our board maintained the following committees during 2022: audit committee, compensation committee, and nominating/corporate governance committee. The 2022 members of each of these committees, a summary of the responsibilities and authority of each of the committees, and the number of meetings held by each committee in 2022 follows.

Name of Committee and Members during 2022	Functions of the Committee	Number of Meetings in 2022
Audit: Paul M. Manheim (chair) Terrance C.Z. Egger Dale E. Cole Alain J. Louvel

-         Appoints, compensates, and oversees the work of any public accounting firm employed by the Company;

-         Resolves any disagreements between management and the auditor regarding financial reporting;

-         Pre-approves all audit and non-audit services;

-         Retains independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

-         Seeks any information it requires from employees, all of whom are directed to cooperate with the committee’s requests;

-         Meets with the Company’s officers, external auditors, or outside counsel, as necessary; and

-         Oversees that management has established and maintains processes to assure compliance by the Company with all applicable laws, regulations, and corporate policies.

Four (all members attended each meeting) One action by written consent
Compensation: Donald C. Bedell (chair) Dale E. Cole Terrance C.Z. Egger

-         In consultation with the Company’s management, establishes the Company’s general policies relating to compensation of the Company’s officers and directors and the directors and executive officers of the Company’s subsidiaries, and oversees the development and implementation of such compensation programs;

-         Approves the annual and long-term performance goals for the Company’s incentive plans (including incentive plans for the Company’s subsidiaries);

-         Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and annually evaluates such officers’ performance in light of those goals and objectives and sets such officers’ compensation levels based on this evaluation;

-         As required under applicable securities laws and rules, reviews the Compensation Discussion and Analysis section (CD&A) to be included in the Company’s annual proxy statement or other reports or filings with the SEC or other governmental authorities and stock exchanges, discusses the CD&A with the Company’s management, and recommends to the board that the CD&A be included in the Company’s annual report on Form 10‑K, proxy statement on Schedule 14A or any other filing with the SEC and stock exchanges;

-         Reviews and makes recommendations to the board periodically with respect to the compensation of all non-employee directors, including any compensation under the Company’s equity-based plans, monitor ownership compliance of its directors as required by under the Company’s stock ownership guidelines;

-         Evaluates the committee’s performance and the adequacy of its charter on an annual basis and recommends any proposed changes to the board for approval; and

-         With respect to Company directors and officers and executive officers of Company subsidiaries: review and approve base salary adjustments, managerial recommendations under Company’s annual bonus and incentive compensation plan; review and approve managerial recommendations of performance share awards and participants under Company’s stock option plan; review and approve managerial recommendations for new and modified compensation and benefit programs; and monitor ownership compliance as required by Company’s stock ownership guidelines.

Two (all members attended) Three actions by written consent
Nominating/Corporate Governance: Donald C. Bedell (chair) Paul M. Manheim

-         Assists the board by identifying qualified candidates for director, and recommends to the board the director nominees for the next annual meeting of shareholders;

-         Leads the board in its annual review of board performance;

-         Recommends to the board director nominees for each board committee;

-         Oversees the annual process of evaluation of the performance of the Company’s management; and

-         Develops and recommends to the board corporate governance guidelines applicable to the Company.

One (all members attended)

Nominating/Corporate Governance Committee.

Our board has a nominating/corporate governance committee. That committee has a charter, a copy of which may be found at our internet web site at https://futurefuel-corporation.ir.rdgfilings.com/wp content/uploads/sites/34/2021/04/Nominating_Committee_Charter.pdf. A copy may also be obtained free of charge by written request to our corporate secretary at our principal executive office set forth above.

Our nominating/corporate governance committee will consider director candidates recommended by our shareholders. To facilitate such nominations, our board has adopted Procedures for Shareholders Submitting Nominating Recommendations, which is Appendix B to our nominating/corporate governance committee charter. Those Procedures set forth the procedures for a shareholder to submit a director nominee recommendation, the timelines for receiving such nominations, and the information required on each director nominee. Our board has also adopted a Policy on Shareholder Recommendation of Candidates for Election as Directors, which is Appendix C to our nominating/corporate governance committee charter. This Policy sets forth the evaluation process adopted by our board. Any shareholder desiring to submit a director nominee for consideration by the nominating committee of our board for the 2024 annual meeting of our shareholders must do so in accordance with our bylaws and policies described under “Shareholder Proposals for the Next Annual Meeting” beginning at page 1 above. Director nominations should be submitted in writing to our corporate secretary, acting as agent for the nominating/corporate governance committee, at FutureFuel Corp., 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105. A copy of such Procedures and Policy is available free of charge to any shareholder and may be obtained from our corporate secretary at our principal executive office set forth above.

Once a director nominee has been recommended, whether by a shareholder or otherwise, the nominating committee reviews the background and qualifications of the nominee in accordance with the Policy Regarding Qualifications of Directors adopted by our board, which Policy is Appendix A to our nominating/corporate governance committee charter. A copy of such Policy is available free of charge to any shareholder and may be obtained from our corporate secretary at our principal executive office set forth above. In selecting the slate of nominees to be recommended by the nominating/corporate governance committee to our board, and in an effort to maintain a proper mix of directors that results in a highly effective governing body, the nominating/corporate governance committee also considers such factors as the occupational, geographic, and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; and the independence status of each nominee in accordance with our corporate governance guidelines, SEC rules, and other applicable laws and regulations. Our nominating/corporate governance committee does not differentiate in its evaluation of nominees as directors depending upon whether a nominee is recommended by one of our shareholders.

The nominating/corporate governance committee reports its recommendations concerning each director nominee to our board. Our board then considers the nominating/corporate governance committee’s recommendations and selects those director nominees to be submitted to the shareholders for approval at the next annual meeting of shareholders. Our board may, as a part of its consideration, request the nominating/corporate governance committee to provide it with such information pertaining to a director nominee as our board deems appropriate to fully evaluate the qualifications of the nominee.

The slate of nominees for directors for the Annual Meeting consists of Paul M. Manheim, Paul A. Novelly, II and Rose M. Sparks. Each nominee is standing for re-election.

Audit Committee.

As noted above, our board has a standing audit committee. The audit committee members during 2022 were: Paul M. Manheim (chair), Terrance C.Z. Egger, Dale E. Cole, and Alain J. Louvel. Our board of directors determined that each member of our audit committee is an audit committee financial expert. All members of our audit committee are independent as determined in accordance with the listing standards applicable to us.

We have adopted an audit committee charter. A copy of this audit committee charter may be accessed on our internet website at https://futurefuel-corporation.ir.rdgfilings.com/wp-content/uploads/sites/34/2021/04/Audit_Committee_Charter.pdf. A copy may also be obtained free of charge from us by written request to our corporate secretary at our principal executive office set forth above.

The primary duties and responsibilities of the audit committee are to monitor: (i) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) our compliance with related legal and regulatory requirements; and (iii) the independence and performance of our external auditor. The audit committee also selects our independent registered public accounting firm. Management of the Company is responsible for designing and implementing the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the audit committee has performed the duties required by its charter, and it has reviewed and discussed our consolidated financial statements for 2022 with management and the independent registered public accounting firm. The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of PCAOB regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The audit committee also has received confirmations from management and has considered whether the provision of any non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm and the audit committee’s review of the representations of management and the report of the independent registered public accounting firm, the audit committee recommended to our board to include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee.

Our board has established a compensation committee. The compensation committee has a charter which may be found at https://futurefuel-corporation.ir.rdgfilings.com/wp-content/uploads/sites/34/2021/04/Compensation_Committee.pdf. In addition, a copy will be provided free of charge by written request to our corporate secretary at our principal executive office set forth above. Our processes and procedures for the consideration and determination of executive and director compensation are described in “Compensation of Directors and Executive Officers” beginning below.

Delinquent Section 16(a) Reports.

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons to the effect that that no Form 5 was required for such persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements, with the exception of the following:

●	One Form 4 filed late due to administrative error by St. Albans Global Management, LLC on June 13, 2022 with respect to four transactions;
●	One Form 3 filed late due to administrative error by Mr. Paul Anthony Novelly II on June 13, 2022;
●	One Form 4 filed late due to administrative error by Mr. Paul A. Novelly on June 21, 2022 with respect to four transactions;
●	One Form 3 filed late due to administrative error by Ronald J. Kruszewski on July 19, 2022; and
●	One Form 4 filed late due to administrative error by Mr. Donald C. Bedell on December 14, 2022 with respect to one transaction.

Shareholder Communications.

Any shareholder who wishes to contact our board or any individual director serving on our board may do so by written communication mailed to: Board (Attention: Name of Director(s), if appropriate), Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105. A shareholder may also contact our board through the Investors Relations – Contact Us page of our internet site, https://futurefuelcorporation.com/contact-us/. A shareholder choosing to contact us through our website must complete his or her name, email address, the subject he or she wishes to address, and any comments he or she wishes to make. In addition, the number seen at the bottom of the page must be entered. This security requirement prevents automated submissions.

Any proper communication received will be processed by our corporate secretary as agent for our board. A copy of the communication will be promptly forwarded to each member of our board or, if appropriate, to the member(s) of our board named in the communication. The original shareholder communication will be maintained on file in our corporate secretary’s office and made readily available to any director who should wish to review it.

Compensation of Directors and Executive Officers.

(Dollars in thousands, except per share amounts)

General

Our board of directors has established a compensation committee. The compensation committee’s responsibilities include, among other things, determining our policy on remuneration to our (that is, FutureFuel Corp.’s) officers and directors and the executive officers and directors of FutureFuel Chemical Company. Our directors receive an annual stipend of $30, but the stipend is prorated if their service was for less than the full year. Committee heads receive an additional $10 on an annual basis, again prorated if serving as committee chairman for less than the full year. The compensation committee also approved the payment to our directors of $2 for each board and committee meeting attended in person and $1 for each board and committee meeting attended telephonically.

For 2023, the compensation committee reviewed and approved the following director compensation arrangements: annual stipend of $50 for all directors (subject to proration for partial year service); additional annual fees of $25, $20 and $10 for our chairman of the board, audit committee chairman and other committee chairmen, respectively (subject to proration for partial year service); a per-board meeting fee of $5; and a per-committee meeting fee of $2.5, with each meeting fee paid whether attended in person or telephonically.

With the exception of Rose M. Sparks, who serves as our principal financial officer and chief financial officer and FutureFuel Chemical Company’s chief financial officer, we determined for 2022 not to pay salaries, bonuses, or other forms of cash compensation to any of our board members that serve as executive officers (in their capacities as such). Executive officer compensation will be monitored during 2023 and set or adjusted as the board deems appropriate.

In 2022, we paid salaries, bonuses, and other forms of compensation to the officers of FutureFuel Chemical Company as described below.

Compensation Discussion and Analysis

The objectives of our compensation program are to provide a competitive compensation package that rewards sustained financial and operating performance that creates long-term value for our shareholders. Our compensation programs are intended to meet the goals of attracting and retaining qualified personnel; motivating these individuals to achieve short-term and long-term corporate goals without undue risk-taking and to promote equity among executive officer positions, while considering external competitiveness and differences in job responsibilities.

The elements of our compensation program include base salary, bonuses, and certain retirement, insurance, and other benefits generally available to all employees. In addition, in 2017, our board adopted an omnibus incentive plan which was approved by our shareholders at our 2017 annual meeting on September 7, 2017 (the “Incentive Plan”). The Incentive Plan provides equity-based compensation to our executive officers and our directors. Our compensation committee, and the Company generally, makes decisions with respect to each compensation element paid or payable to our personnel on an individual-by-individual basis and does not necessarily take into account decisions made with respect to other elements of compensation that may be paid to such individual. The overall goal of our compensation program, however, is to achieve the goals described above. Further, we have certain prohibitions on our employees, officers, and directors with respect to hedging and pledging Company securities as described above under the “Hedging and Pledging” heading.

Cash Salaries and Bonuses

We determined not to pay cash salaries or bonuses to Mr. Novelly for 2022 in his capacity as chairman and as Chief Executive Officer prior to his retirement from such role in July 2022. Mr. Novelly, receives compensation from our affiliate, Apex Oil Company, Inc. Mr. Novelly did not receive any increase in salary, bonus, or other income from Apex Oil Company, Inc. to compensate him for his services to us. Upon his appointment to Chief Executive Officer, Mr. McKinlay’s base salary was initially unchanged, but in January 2023, the compensation committee adjusted Mr. McKinlay’s annual base salary to $400,000, retroactive to his date of appointment, with the aggregate amount of the retroactive adjustment paid to Mr. McKinlay in a lump sum in February 2023. The base salary for Mrs. Sparks was increased for 2022, and director fees of $37 were paid to Mrs. Sparks in 2022. Mr. Lyon’s base salary was unchanged in 2022.

For the year 2022, we established a bonus pool for the employees of our subsidiary, FutureFuel Chemical Company. The total bonus target amount was determined by our chief executive officer in consultation with our other executive officers. Eligible FutureFuel Chemical Company employees hired prior to January 1, 2022 received bonuses of approximately 138 hours of pay at their normal hourly rate. Employees hired in 2022 received a prorated or reduced amount based on their length of service. Salaried employees of FutureFuel Chemical Company (other than FutureFuel Chemical Company’s lead management team) received an additional bonus amount ranging from $0 to $20. Bonuses to FutureFuel Chemical Company’s managers other than the lead management team were determined by FutureFuel Chemical Company’s officers. Bonuses in 2022 for Mr. McKinlay, Mrs. Sparks, Mr. Lyon, and other members of lead management of FutureFuel Chemical Company were recommended by our compensation committee in respect of our chief executive officer and by our chief executive officer for all other executive officers, then reviewed and approved by the Compensation Committee of our Board after considering several factors, including our overall financial performance and comparative information regarding the executive pay practices of our competitors. Such bonus distributions were designed to be sufficient compensation for the services rendered, competitive with market rates for similar services, and sufficient to motivate these individuals to aid in our achievement of short-term and long-term corporate goals.

We expect to establish an annual cash bonus program for fiscal years commencing after 2022. The total bonus amount is determined based on annual performance and is solely on a discretionary basis. In determining actual bonus payouts for such years, we expect that the compensation committee will consider performance against performance goals to be established by us, as well as individual performance goals. We expect that this annual cash bonus program will apply to certain key employees of FutureFuel Chemical Company in addition to the executives whose compensation is described herein. The actual amount of bonuses, if any, will be determined near the end of our fiscal year.

Omnibus Incentive Plan

Our board of directors adopted the Incentive Plan, which was approved by our shareholders at our 2017 annual shareholder meeting on September 7, 2017. The purpose of the Incentive Plan is to:

●

Encourage ownership in us by key personnel whose long-term employment with or engagement by us or our subsidiaries (including FutureFuel Chemical Company) is considered essential to our continued progress and, thereby, encourage recipients to act in our shareholders’ interests and share in our success;

●	Encourage such persons to remain in our employ or in the employ of our subsidiaries; and
●	Provide incentives to persons who are not our employees to promote our success.

The Incentive Plan authorizes us to issue stock options (including incentive stock options and nonqualified stock options), stock awards, and stock appreciation rights. As of December 31, 2022, 44,000 options for shares of stock and no awards of shares of stock have been made under the Incentive Plan. See Note 17 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a detailed discussion of 2022 stock based compensation awards.

Eligible participants in the Incentive Plan include (i) members of our board of directors and our executive officers; (ii) regular, active employees of us or of any of our subsidiaries; and (iii) persons engaged by us or by any of our subsidiaries to render services to us or our subsidiaries as an advisor or consultant.

Awards under the Incentive Plan are limited to shares of our common stock, which may be shares reacquired by us, including shares purchased in the open market, or authorized but unissued shares. Awards are limited to 10% of the issued and outstanding shares of our common stock in the aggregate, or 4,374,167 shares, as of the date of the adoption of the Incentive Plan. Taking into account the prior grants of stock options and stock awards under the Incentive Plan, 4,310,167 shares were available to be issued under the Incentive Plan as of December 31, 2022.

The Incentive Plan is administered by: (i) our board, (ii) a committee of our board appointed for that purpose; or (iii) if no such committee is appointed, our board’s compensation committee (in any case, the “Administrator"). The Administrator may appoint agents to assist it in administering the Incentive Plan. The Administrator may delegate to one or more individuals the day-to-day administration of the Incentive Plan and any of the functions assigned to the Administrator in the Incentive Plan. Such delegation may be revoked at any time. All decisions, determinations, and interpretations by the Administrator regarding the Incentive Plan and the terms and conditions of any award granted thereunder will be final and binding on all participants.

The Incentive Plan became effective upon its approval by our shareholders and will continue in effect for a term of ten years thereafter unless amended and extended by us or unless earlier terminated. The individuals and number of persons who may be selected to participate in the plan in the future is at the discretion of the Administrator and, therefore, are not determinable at this time. Likewise, the number of stock options, stock awards and stock appreciation rights that will be granted to eligible participants pursuant to the plan are not determinable at this time.

The Administrator may grant a stock option or provide for the grant of a stock option either from time to time in the discretion of the Administrator or automatically upon the occurrence of events specified by the Administrator, including the achievement of performance goals or the satisfaction of an event or condition within the control of the participant or within the control of others. Each option agreement must contain provisions regarding (i) the number of shares of common stock that may be issued upon exercise of the option; (ii) the type of option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the term of the option; (v) such terms and conditions on the vesting or exercisability of the option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the option and forfeiture provisions; and (vii) such further terms and conditions not inconsistent with the plan as may be determined from time to time by the Administrator. Unless otherwise specifically determined by the Administrator or otherwise set forth in the Incentive Plan, the vesting of an option will occur only while the participant is employed or rendering services to us or one of our subsidiaries, and all vesting will cease upon a participant’s termination of employment for any reason.

The Administrator may grant annual performance vested options. Performance will be tied to annual cash flow targets (our consolidated income plus depreciation plus amortization) in amounts to be determined. Annual performance vested options will vest 25% for each year that the annual cash flow target is achieved (with provisions for subsequent year catch-ups). Neither our management nor our compensation committee, however, has through the year ended December 31, 2022 made any awards that were contingent upon the achievement of specified performance goals or that were otherwise performance-vested. Rather, through 2022, all grants were made in the discretion of our compensation committee based upon their authority under the Incentive Plan.

The Administrator may grant cumulative performance vested options. Performance will be tied to cumulative cash flow in amounts to be determined for periods to be determined.

The Administrator may issue other options based upon the following performance criteria either individually, alternatively, or in any combination, applied to either us as a whole or to a business unit, subsidiary, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings) ; (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria.

Such options will vest and expire (including on a pro rata basis) on such terms as may be determined by the Administrator from time to time consistent with the terms of the Incentive Plan.

The Administrator may award our common stock to participants. The grant, issuance, retention, or vesting of each stock award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the participant. Unless otherwise provided for by the Administrator, upon the participant’s termination of employment other than due to death or retirement, the unvested portions of the stock award and the shares of our common stock subject thereto will generally be forfeited. Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to death or retirement, all outstanding stock awards will continue to vest provided certain conditions to be determined are met. Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to his death, a portion of each outstanding stock award granted to such participant will immediately vest and all forfeiture provisions and repurchase rights will lapse as to a prorated number of shares of common stock determined by dividing the number of whole months since the grant date by the number of whole months between the grant date and the date that the stock award would have fully vested.

The Administrator may grant stock appreciation rights either alone or in conjunction with other awards. The Administrator will determine the number of shares of common stock to be subject to each award of stock appreciation rights. The award of stock appreciation rights will not be exercisable for at least six months after the date of grant except as the Administrator may otherwise determine in the event of death, disability, retirement, or voluntary termination of employment of the participant. Except as otherwise provided by the Administrator, the award of stock appreciation rights will not be exercisable unless the person exercising the award of stock appreciation rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for us or one of our subsidiaries.

In the event there is a change in control of the Company, as determined by our board, our board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on cash awards or stock awards; and (iii) provide for the cancellation of awards for a cash payment to the participant.

Our prior omnibus incentive plan (the “Prior Plan”) was adopted by our shareholders at our 2007 annual shareholder meeting on June 26, 2007.  The Prior Plan expired on June 26, 2017.  Under the Prior Plan, we were authorized to issue 2,670,000 shares of our common stock. Through the expiration of the Prior Plan, we issued options to purchase 1,060,500 shares of our common stock and awarded an additional 414,800 shares to participants under the Prior Plan. No further awards will be granted under the Prior Plan.

Federal Income Tax Consequences of the Incentive Plan

Upon the exercise of a non-qualified stock option, a participant in the Incentive Plan will realize income in the year of exercise equal to the difference between the exercise price and the value of the shares acquired, and we may deduct an amount equal to the income recognized by the participant, subject to the limits under applicable laws. We will not receive a tax deduction at the time of a grant or exercise of an incentive stock option, and no income is recognized by a participant when an incentive stock option is granted or exercised. When an incentive stock option is exercised, the difference between fair market value at the date of exercise and the exercise price will be an item of adjustment for purposes of calculating the participant's alternative minimum tax for the year of exercise.

If the shares of our common stock acquired upon exercise of an incentive stock option are disposed of after the later of two years from the date of option grant or one year after the transfer of the shares to the participant (the "holding period"), any gain or loss upon disposition of the shares will be treated for federal income tax purposes as long-term capital gain or loss, as the case may be. A disposition includes a sale, exchange, gift or other transfer of legal title. In general, a participant's basis in the shares of our common stock received upon exercise of an incentive option will be the exercise price paid by him or her for the shares. If the option shares are disposed before the expiration of the holding period, all or part of any gain will be characterized as ordinary income depending upon the relative amount of the sale price of the shares as compared with the exercise price of the shares. The amount of ordinary income realized by an employee in a sale or exchange for which a loss would be recognized is limited to the excess of the amount realized on the sale or exchange over the stock's adjusted basis.

Ordinary income received on account of a disposition of shares within the holding period will be taxable as additional compensation, and we may treat that income as a deductible expense for federal income tax purposes.

Retirement Benefits

We adopted a 401(k) plan for FutureFuel Chemical Company which is generally available to all of its employees.

Say-on-Pay

At our 2020 annual meeting of shareholders held on September 3, 2020, we submitted a proposal to our shareholders regarding the 2019 compensation awarded to our executive officers (commonly known as a “say-on-pay” vote). Our shareholders approved the proposal. We hold our say-on-pay votes every three years. Our next say-on-pay vote and advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) will be held at the 2026 annual meeting of shareholders.

The Compensation Committee considers the results of our say-on-pay vote as one factor in evaluating our executive compensation practices.

Life Insurance and Other Employee Benefits

Our executive officers generally participate in employee welfare plans (life insurance, medical insurance, disability insurance, vacation pay, and the like) maintained by FutureFuel Chemical Company for all of its employees. While serving as Chief Executive Officer prior to his retirement, Mr. Novelly did not participate in these plans.

The Compensation Committee

Our compensation committee currently consists of Donald C. Bedell (Chair), Dale E. Cole, and Terrance C.Z. Egger. Each of these individuals is an “independent director” under the rules of the NYSE, a “Non-Employee Director” within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of §162(m) of the Internal Revenue Code of 1986, as amended.

Recommendations from Management

Our chief executive officer makes recommendations to the compensation committee regarding salaries and bonuses for executive officers, as well as awards under the Incentive Plan. The compensation committee takes these recommendations into consideration in approving all such salaries, bonuses, and awards.

Summary Compensation Table.

Our executive officers were paid the following compensation for the three-year period ended December 31, 2022.

Summary Compensation Table

(Dollars in thousands)

						Stock	Option	All Other
Person	Year	Salary		Bonus		Awards (f)	Awards (g)	Compensation (h)	Total
Paul A. Novelly (a) (c) (e)	2022	$		$		$	$	$34	$34
Chairman and former Chief Executive Officer	2021		$-		$-	$-	$-	$-	$-
FutureFuel Corp.	2020		$-		$-	$-	$-	$-	$-
Rose M. Sparks (a) (b)	2022		$212		$110	$-	$-	$58	$380
Chief Financial Officer, principal financial officer,	2021		$191		$95	$-	$-	$55	$341
and treasurer, FutureFuel Corp.	2020		$183		$95	$-	$-	$54	$332
Tom McKinlay(a) (e)	2022		$287		$150	$-	$-	$49	$486
Chief Executive Officer and former Chief Operating Officer	2021		$287		$125	$-	$-	$14	$426
FutureFuel Chemical Company	2020		$287		$95	$-	$49	$22	$453
Charles Lyon (a), (d)	2022		$225		$111	$-	$-	$43	$380
V.P. Strategy & Planning	2021		$68		$-	$-	$-	$77	$145
FutureFuel Chemical Company

(a)	Executive officers of FutureFuel Chemical Company for the years indicated.
(b)	For Mrs. Sparks, all other compensation includes director fees of $37, $32 and $34 in 2022, 2021 and 2020, respectively.
(c)	For Mr. Novelly, all other compensation includes a director fee of $34 in 2022.
(d)	Mr. Lyon was hired on September 7, 2021.
(e)	Mr. McKinlay was appointed as chief executive officer on July 31, 2022 upon Mr. Novelly’s retirement.
(f)

Represents the grant date valuation of the awards under ASC Topic 718, Stock Compensation. Assumptions used for determining the value of awards reported here are set forth in Note 18 to our consolidated financial statements included elsewhere herein.

(g)

Represents the grant date valuation of all stock option awards under ASC 718, Stock Compensation, using the Black-Scholes option-pricing model, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 17 to our consolidated financial statements included elsewhere herein. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(h)

Includes contributions (including accrued contributions) to vested and unvested defined contribution plans, HSA matching contributions, and the dollar value of any insurance premiums paid by, or on behalf of, us during or for the covered fiscal year with respect to life and disability insurance for the benefit of the named person. The above amounts do not include travel expenses reimbursed pursuant to Company policy. For 2022, the value of all other compensation not a perquisite or personal benefit in excess of $10 was for 401(k) match for $16 to Mrs. Sparks, $13 to Mr. Lyon, and $7 to Mr. McKinlay.

Grants of Plan-Based Awards.

No plan-based awards were awarded in 2022.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas McKinlay(a)	4,000	0	0	11.56	1/21/2025
Rose M. Sparks(b)	10,000	0	0	12.07	9/27/2024

(a) In January 2020, we granted 24,000 stock options to our then chief operating officer, Tom McKinlay. The options awarded have an exercise price equal to the mean between the highest and lowest quoted sales prices for FutureFuel’s common stock as of the grant date as reported by the New York Stock Exchange. The options awarded vested immediately and expire on January 21, 2025. Please see Note 18 to our consolidated financial statements for a discussion of the company’s plan-based awards.

(b) In September 2019, we granted 10,000 stock options to Rose M. Sparks in connection with her appointment to our board of directors and in her capacity as a board member. The options awarded have an exercise price equal to the mean between the highest and lowest quoted sales price for FutureFuel’s common stock as of the grant date as reported by the New York Stock Exchange. The options awarded vested immediately and expire on September 17, 2024. This same information is reflected in the unexercised options, stock awards, and equity in incentive plan table in the Compensation of Directors table below. See note 17 to our consolidated financial statements for a discussion of the company’s plan-based awards.

Option Exercises and Stock Vested

No options were exercised by our executive officers in 2022. No stock awards vested in 2022.

Compensation of Directors.

Our directors receive an annual stipend of $30, but prorated if their service was less than the full year. Committee heads receive an additional $10 on an annual basis, again prorated if serving as committee chairman for less than the full year. The compensation committee approved payment to our directors of $2 for each board and committee meeting attended in person and $1 for each board and committee meeting attended telephonically.

For 2023, the compensation committee reviewed and approved the following director compensation arrangements: annual stipend of $50 for all directors (subject to proration for partial year service); additional annual fees of $25, $20 and $10 for our chairman of the board, audit committee chairman and other committee chairmen, respectively (subject to proration for partial year service); a per-board meeting fee of $5; and a per-committee meeting fee of $2.5, with each meeting fee paid whether attended in person or telephonically.

The following is the compensation our directors earned for 2022.

					Change in
	Fees				Pension Value
	Earned			Non-Equity	and Non-Qualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation
Director	($)	($)	($)	($)	Earnings ($)	($)	Total ($)
Paul A. Novelly	34	0	0	0	0	0	34
Donald C. Bedell	59	0	0	0	0	0	59
Paul M. Manheim	52	0	0	0	0	0	52
Dale E. Cole	44	0	0	0	0	0	44
Terrance C.Z. Egger	44	0	0	0	0	0	44
Jeffrey L. Schwartz (a)	9	0	0	0	0	0	9
Alain J. Louvel	42	0	0	0	0	0	42
Paul A. Novelly, II (b)	18	0	0	0	0	0	18
Ron J. Kruszewski (b)	18	0	0	0	0	0	18
Rose M. Sparks	37	0	0	0	0	0	37

(a)	Mr. Schwartz resigned in April 2022.
(b)	Mr. Paul A. Novelly, II and Mr. Ron J. Kruszewski joined the board in July 2022. At the direction of each, their fees were designated and paid to charitable organizations.

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards as of December 31, 2022 with respect to our directors.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alain J. Louvel (a)	10,000	0	0	16.21	10/24/23	0	0	0	0
Rose M. Sparks	10,000	0	0	12.07	9/17/24	0	0	0	0
Paul A. Novelly, II	10,000	0	0	7.18	8/1/27	0	0	0	0
Ron Kruszewski	10,000	0	0	7.18	8/1/27	0	0	0	0

(a)

In August 2022, December 2019, and October 2018, we granted a total of 20,000, 10,000, and 10,000, respectively, stock options to our new board members. The options awarded have an exercise price equal to the mean between the highest and lowest quoted sales prices for the Company’s common stock as of the grant date as reported by the New York Stock Exchange. The options awarded vested immediately and expire on August 1, 2027, September 17, 2024, and October 24, 2023, respectively. See Note 17 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the company’s plan-based awards.

Pay Ratio Disclosure

This section provides the annual ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (‟PEO”). The Company’s PEO is Mr. Tom McKinlay. Because Mr. McKinlay was appointed as PEO and Chief Executive Officer in July 2022, the PEO annual compensation set forth below reflects an annualization of Mr. McKinlay’s compensation. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.

Median total annual compensation of all employees other than our PEO: $67,390

PEO total annual compensation: $533,000

Ratio of PEO to Median Employee Compensation – 7.91

In determining the median employee, a listing was prepared of all employees as of December 31, 2022. Employees’ actual gross wages and salaries were used for the full year of 2022. The median amount was selected from the list. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded. As of December 31, 2022, the Company employed 478 persons of which approximately 335 were in an operations role.

Pay Versus Performance

Under the recently adopted Item 402(v) of Regulation S-K, we must disclose pay-versus performance information for the most recently completed three fiscal years. The following table sets forth the required pay-versus performance disclosures in the form of the “total compensation” as reported in the Company’s “Summary Compensation Table” for the PEO (current and former) and as an average for the other named executive officers.

Year	Summary Compensation Table Total for PEO (a)		Compensation Actually Paid to PEO (a)(c)		Average Summary Compensation Table Total for Non-PEO NEOs (b)	Average Compensation Actually Paid to Non-PEO NEOs (b)(c)(1)	Value of Initial Fixed $100 Investment Based On:		Net Income	Adjusted EBITDA (4)
	Paul A. Novelly	Tom McKinlay	Paul A. Novelly	Tom McKinlay			Total Shareholder Return (2)	Peer Group Total Shareholder Return (3)
2022	$34,000	$486,000	$34,000	$486,000	$380,000	$380,000	$118.17	$140.82	$15,211,000	$27,763,000
2021	-	-	-	-	$304,000	$304,000	$107.61	$145.65	$26,255,000	$24,080,000
2020	-	-	-	-	$392,500	$392,500	$121.22	$117.05	$46,564,000	$33,146,000

(a)

Mr. McKinlay was appointed as chief executive officer on July 31, 2022 upon Mr. Novelly’s retirement. In 2023, the compensation committee approved an adjustment to Mr. McKinlay’s base salary to $400 per annum and that resulted in a lump sum payment in February 2023 of $56 (based on a deemed retroactive adjustment to August 2022). This lump sum payment will be included in Mr. McKinlay’s compensation for 2023 as reported in the Company’s Form 10-K for the year ending December 31, 2023.

(b)

Non-PEO NEOs in 2022 included Rose M. Sparks and Charles Lyon.

Non-PEO NEOs in 2021 included Rose M. Sparks, Tom McKinlay and Charles Lyon.

Non-PEO NEOs in 2020 included Rose M. Sparks and Tom McKinlay.

(c)	No stock awards or stock options were granted to our PEOs or Non-PEO NEOs in 2022 or 2021.

(1)

To calculate the Average Compensation Actually Paid to Non-PEO NEOs for 2020, the Company (a) deducted the Option Award to Tom McKinlay that was granted and vested in 2020 ($49,000) from the 2020 Average Summary Compensation Table Total for Non-PEO NEOs ($392,500), and (b) added the Option Award to Tom McKinlay that was granted and vested in 2020 ($49,000) to the 2020 Average Summary Compensation Table Total for Non-PEO NEOs ($392,500).

(2)

Total stockholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.

(3)

Our peer group used for the total stockholder return calculation is Aemetis Inc., Albemarle Corp, Alto Ingredients Inc., Amyris Inc., Archer-Daniels-Midland Co., Arkema Sa, Bunge Ltd, Cabot Corp, Celanese Corp, Chemours Co, Darling Ingredients Inc, Dow Inc, Eastman Chemical Co, Gevo Inc, Green Plains Inc, Hudson Technologies Inc, Huntsman Corp, Kronos Worldwide Inc, Lanxess Ag, Lyondellbasell Industries Nv, Olin Corp, Rex American Resources Corp, Solvay Sa, Stepan Co, and Westlake Corp.

(4)

Our Company-selected measure, which is the measure we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link compensation actually paid to our named executive officers for 2022 to our Company’s performance, is Adjusted EBITDA (a non-GAAP financial measure). For a reconciliation of Adjusted EBITDA to net income (the relevant GAAP measure), please see the Company’s Annual Report on Form 10-K; provided, that for purposes of the above table, the Company restated previously reported Adjusted EBITDA per interpretive guidance to exclude unrealized (non-cash) gains and losses on derivative instruments.

Relationship Between Compensation Actually Paid and Performance Measures

The charts below illustrate, for the past three fiscal years, the relationship between compensation actually paid to the PEOs and the average other NEOs and the financial metrics disclosed in the Pay versus Performance Table.

Tabular List of Company Performance Measures

The following lists the measures we believe are most important in linking compensation actually paid to Company performance during 2022.

(a)	Adjusted EBITDA
(b)	Gross Profit
(c)	Net Income

Compensation Committee Interlocks and Insider Participation.

The members of our compensation committee during 2022 were Donald C. Bedell, Terrance C.Z. Egger, and Dale E. Cole. The committee was chaired by Mr. Bedell. None of such individuals are or have been an officer or employee of the Company, nor did we enter into any transactions with such individuals during 2022 (other than the payment of directors’ fees and other compensation, as noted above, solely in their capacity as directors).

Mr. Novelly, Mr. Novelly, II, Mr. Bedell (one of our directors and the chair of our compensation committee), and Mr. Manheim (one of our directors and the chair of the audit committee) are directors of World Point Terminals, Inc., a Delaware company based in Missouri that, through its operating subsidiaries, owns and operates petroleum storage facilities in the United States. World Point Terminals, Inc. does not have a separate compensation committee.

Compensation Committee Report

The compensation committee of our board has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and proxy statement.

Donald C. Bedell (chair), Terrance C.Z. Egger, and Dale E. Cole

Independent Public Accountants.

The following table shows the aggregate fees billed to us by RSM US LLP for professional services attributable to 2022 and 2021.

	2022	2021
Audit Fees	$477,000	$361,000
Audit-Related Fees	$15,000	12,500
Tax Fees	-	-
All Other Fees	-	-
Total	$492,000	$373,500

Audit fees include professional services rendered by RSM US LLP to us for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for 2021 and 2022. Audit related fees include assurance and related services provided by RSM US LLP to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in audit fees. In 2021 and 2022, Audit-related fees were incurred for employee benefit plan audits provided by RSM US LLP. Tax fees, if provided, may include professional services for tax compliance (such as review and/or preparation of our federal and state income tax returns), tax advice, and tax planning. All other fees include any services provided by RSM US LLP to us that are not otherwise included in the other three categories. RSM US LLP did not provide any tax services or other services to us in 2021 or 2022.

Our audit committee approves the engagement of our independent registered public accounting firm prior to their rendering audit or non-audit services and sets their compensation. Pursuant to SEC regulations, our audit committee approves all fees payable to the independent registered public accounting firm for all routine and non-routine services provided. Our audit committee considers and approves the budget for the annual audit and financial statement review services prior to the initiation of the work. Non-routine services in the ordinary course of business which are not prohibited under SEC regulation, such as tax planning, tax compliance, and other services generally are pre-approved on a case-by-case basis.

None of the hours expended on RSM US LLP’s engagement to audit our financial statements for 2022 were attributed to work performed by persons who were not RSM US LLP’s full-time, permanent employees.

Our audit committee is also required to consider the independence of RSM US LLP when engaging the firm to perform audit-related and other services. It was determined by our audit committee that audit-related and other services provided and the fees paid for those services for 2022 were compatible with maintaining the independence of RSM US LLP.

Financial Information - Annual Report.

Our Annual Report for the year ended December 31, 2022 is made available in connection herewith. We will provide without charge additional copies of our Annual Report upon written request. Requests and related inquiries should be directed to Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105.

Other Proposed Actions.

Our board knows of no other matter to come before the Annual Meeting. However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying shareholder proxy to vote such proxy in accordance with their best judgment.

Voting Procedures.

Required Vote.

In accordance with Delaware law and our bylaws, our directors will be elected at the Annual Meeting by a plurality of the votes cast by shareholders. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. Any other matter on which shareholders vote at the Annual Meeting, including (i) advisory vote on executive compensation; (ii) advisory vote on the frequency of holding the advisory vote on executive compensation; and (iii) ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023, will be determined by the affirmative vote of a majority of the votes cast.

Quorum.

The presence, in person or by proxy, of shareholders owning shares of our common stock representing a majority of the votes entitled to be cast by shareholders at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting for which shareholders have the right to vote. Shareholders who deliver valid proxies or vote in person at the Annual Meeting will be considered part of the respective quorums. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjourned meeting. We will count abstentions as present and entitled to vote for purposes of determining the applicable quorum.

Proxies and Voting.

Shares of our common stock represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted as follows: (i) FOR election of Paul M. Manheim, Paul A. Novelly, II and Rose M. Sparks as Class B directors of the Company; (ii) FOR advisory vote to approve the compensation of our named executive officers (“say-on-pay”); (iii) THREE YEARS with respect to the advisory vote to approve the frequency of the "say-on-pay" vote; and (iv) FOR approval of the appointment of RSM US LLP as our independent registered public accounting firm for 2023.

You can vote for approval of a particular proposal by marking the shareholder proxy card enclosed herewith or available at www.investorvote.com/FF with an “X” in the box under “FOR” for such proposal. If you do not wish to vote “FOR” the election of Paul M. Manheim, Paul A. Novelly, II and Rose M. Sparks, you can mark such shareholder proxy card with an “X” in the box under “WITHHOLD” for Item 1 on the card next to their respective names, and you can vote against approval of any of the other proposals by marking such shareholder proxy card with an “X” in the box under “AGAINST” for such proposal. Abstentions (other than with respect to the election of directors) may be specified with respect to any of the resolutions by properly marking with an “X” in the box under “ABSTAIN” on the shareholder proxy card, and will be counted as present for the purpose of determining the existence of a shareholder quorum.

You also may attend the Annual Meeting and vote your shares. We encourage you to vote your shares by proxy even if you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you will be asked to present valid photo identification, such as a driver’s license or passport. If you hold your stock in an account at a brokerage firm or bank (in nominee name), you will need to bring a copy of an account statement reflecting such ownership on or after the August 1, 2023 record date for the meeting.

Effect of Abstentions and Broker Non-Votes.

If you own shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct how your shares are to be voted, and you should also vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your shares are held by a brokerage firm, the brokerage firm may under certain circumstances vote your shares. Such entities may have authority to vote their customers’ shares on certain routine matters, including the ratification of auditors. When a firm votes its customers’ shares on routine matters, those shares are also counted for the purpose of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters without instructions from the customers. Accordingly, those shares are not counted as votes against a non-routine matter, but rather are not counted at all for such a matter. Proposal 1 (election of directors), Proposal 2 (“say-on-pay”) and Proposal 3 (frequency of “say-on-pay”) are not considered routine matters under New York Stock Exchange rules, so brokers do not have discretionary authority to vote shares held in street name on those items. If you hold your shares in street name and wish for your shares to be voted on these matters, you must provide your broker with voting instructions in order for your vote to be counted. If you do not, your shares will be represented as “broker non-votes.”

Abstentions and broker non-votes are counted for the purposes of calculating whether a quorum is present. For the election of directors, abstentions and broker non-votes will have no effect on the results of the election. For any other matter on which shareholders vote at the Annual Meeting, including ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023, broker non-votes will have no effect on the results of the proposal, but abstentions with have the same effect as a vote against such proposal.

Delivery and Availability of Documents to Security Holders Sharing an Address.

Our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials are being delivered or made available to each shareholder of record, even if two or more shareholders of record share an address. Shareholders sharing an address can request delivery of a single copy of our Annual Reports, Proxy Statements, and Notices of Internet Availability of Proxy Materials by requesting the same to our corporate secretary at 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105.

Directions to the Annual Meeting

From North of St. Louis (Clayton, MO)

Follow I-70 East to I-170 South. Take Exit 1F for Ladue Road. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 6th floor, Westward Conference Room.

From East of St. Louis (Clayton, MO)

Follow I-64/40 West. Take Exit 31A to I-170 North to Ladue Road exit 1F. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 6th floor, Westward Conference Room.

From West of St. Louis (Clayton, MO)

Follow I-64/40 East toward St. Louis. Take Exit 31A to I-170 North to Ladue Road exit 1F. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 6th floor, Westward Conference Room.

From South of St. Louis (Clayton, MO)

Follow I-270 North. Take I-64/40 East. Take Exit 31A to I-170 North to Ladue Road exit 1F. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 6th floor, Westward Conference Room.

By Order of the Board of Directors

/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

August 8, 2023

FutureFuel Corp. VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by September 19, 2023 at 1:00 A.M., Central time.

Online
Go to **www.investorvote.com/FF** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FF

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 4 and for 3 YEARS on Proposal 3.

1. To elect three directors of the Corporation to serve a three-year term expiring 2026.

Nominee	For	Withhold
01 - Paul M. Manheim	☐	☐
02 - Paul A. Novelly, II	☐	☐
03 - Rose M. Sparks	☐	☐

Proposal	3 Years	2 Years	1 Year	Abstain
3. To make an advisory vote to approve the frequency of an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FF

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Annual Meeting Proxy Card

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 19, 2023

Tom McKinlay and Rose M. Sparks are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FutureFuel Corp. to be held on September 19, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 4, and for 3 YEARS on Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD (OR SUBMIT YOUR VOTE BY INTERNET OR TELEPHONE) AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.